Exhibit 10.7

AMENDMENT

TO THE

SALARY AND INCENTIVE AWARD DEFERRAL PLAN

FOR SELECTED EMPLOYEES OF HONEYWELL INTERNATIONAL INC.

AND ITS AFFILIATES

Effective January 1, 2014, the Salary and Incentive Award Deferral Plan for Selected Employees of Honeywell International Inc. and Its Affiliates (the “Plan”) is hereby amended in the following particulars:

1. By replacing the first sentence of Section 2 in its entirety with the following sentence:

“Any employee of the Corporation and its participating affiliates who is designated by the Corporation as an Executive level employee during the designated election period (the ‘Open Enrollment Period’) for the applicable Plan Year (as defined below) shall be eligible (an ‘Eligible Employee’) to participate in the Plan and elect deferrals of compensation (as described in Paragraph 4 below) for such Plan Year effective as of the January 1 of the Plan Year that follows the Open Enrollment Period.”

2. By replacing the Schedule A of the Plan in its entirety with the attached new Schedule A.

SCHEDULE A

Notional Interest Rate

Deferred Incentive Awards

(The following chart applies to: (A) Executive level employees for awards earned and deferred in and after 2014, (B) all employees for awards earned and deferred between 2003 and 2013, and (C) Band 6 and above employees for awards earned and deferred before 2003.)

Year Award Earned	Vested Rate	Contingent Rate	Total Rate
1975 – 1992	Treasury bills +	N/A	Treasury bills +
	3%*	N/A	3%*
1993 – 1997	10%	N/A	10%
1998 – 2000	8%	3%	11%
2001 – 2002	7%	3%	10%
2003	3%	5%	8%
2004 initial rate	3%	5%	8%
2005 initial rate **	8%**	N/A	8%**
2006 initial rate **	5.8%**	N/A	5.8%**
2007 initial rate **	5.8%**	N/A	5.8%**
2008 initial rate **	6.3%**	N/A	6.3%**
2009 initial rate **	7.2%**	N/A	7.2%**
2010 initial rate **	4.8%**	N/A	4.8%**
2011 initial rate **	3.84%**	N/A	3.84%**
2012 initial rate **	3.65%**	N/A	3.65%**
2013 initial rate **	2.90%**	N/A	2.90%**
2014 initial rate **	4.09%**	N/A	4.09%**

*/Three-month Treasury bill average rate for the immediately preceding calendar quarter as reported by the Federal Reserve Bank; rate changes each calendar quarter.

**/For periods on and after January 1, 2006, rate is based on the Corporation’s 15-year borrowing rate and is subject to change annually.

Deferred Incentive Awards

(The following chart applies to all employees other than Band 6 and above for awards earned and deferred before 2003.)

Year Award Earned	Vested Rate	Contingent Rate	Total Rate
1975 – 1997	Treasury bills +	N/A	Treasury bills +
	3%*		3%*
1998 – 2002	6%	3%	9%

*/Three-month Treasury bill average rate for the immediately preceding calendar quarter as reported by the Federal Reserve Bank; rate changes each calendar quarter.

Deferred Salary (Band 6 and Above)

Year Salary Earned	Vested Rate	Contingent Rate	Total Rate
1994 – 1998	10%	N/A	10%
1999 – 2001	8%	3%	11%
2002 – 2002	7%	3%	10%
2003	3%	5%	8%
2004	3%	5%	8%
2005**	3%	5%	8%**

**/For periods on and after January 1, 2006, rate is subject to change.